EXHIBIT 5.1

OPINION OF BUCHALTER NEMER

July 14, 2009

Heritage Commerce Corp

150 Almaden Boulevard

San Jose, California  95113

Attention:  Walter T. Kaczmarek,

Chief Executive Officer

RE:  Registration Statement on Form S-3 of Heritage Commerce Corp

Ladies and Gentlemen:

We are acting as counsel to Heritage Commerce Corp, a California corporation (“Heritage”), in connection with its registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed public offering of up to $65,000,000 aggregate initial offering price of the following securities of Heritage:

(i)                                     debt securities (the “Debt Securities”);

(ii)                                  shares of preferred stock, no par value per share (the “Preferred Stock”);

(iii)                               shares of common stock, no par value per share (the “Common Stock”); and

(iv)                              common stock and preferred stock warrants (“Warrants”),

The Debt Securities, the Preferred Stock, the Common Stock and the Warrants are herein referred to as the “Registered Securities.” The Registered Securities may be offered and sold by Heritage from time to time pursuant to Rule 415 under the Securities Act as set forth in the base prospectus which forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus or term sheets that may be filed under the Securities Act. This opinion is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 CFR Section 229.601(b)(5), in connection with the filing of the Registration Statement.

As counsel, we have reviewed the corporate proceedings taken by Heritage with respect to the registration of the Registered Securities. We have also examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of Heritage, and such certificates and records of public officials, and such other documents, as we have deemed necessary or appropriate in connection herewith. We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any applicable document.

For purposes of this opinion letter, we have assumed that:

(i)                                     the issuance, sale, amount, and terms of the Registered Securities to be offered from time to time will be duly authorized and established by proper action of the Board of Directors of Heritage, and in accordance with the Articles of Incorporation of Heritage, as amended from time to time, the By-laws of Heritage, as amended from time to time, and applicable California law and that, at the time of each such issuance and sale of such Registered Securities, Heritage will continue to be validly existing and in good standing under the laws of the State of California with the requisite corporate power and authority to issue and sell all such Registered Securities at such time and will have received any required approvals of any governmental authority or agency in connection therewith;

(ii)                                  any Debt Securities will be issued pursuant to an indenture (each, an “Indenture”), entered into by Heritage and a duly qualified trustee (each, a “Trustee”), substantially in the form of the indenture filed as Exhibit 4.3 to the Registration Statement, and such Debt Securities will be in the form of such Debt Security contained in or approved in accordance with such Indenture, such Debt Securities will have been duly executed, issued and delivered on the part of Heritage, and authenticated by the Trustee pursuant to the Indenture and that, at the time any Debt Securities are so issued, the related Indenture will have been executed and delivered by, and will constitute a valid, binding, enforceable agreement of Heritage and the applicable Trustee party thereto;

(iii)                               any shares of Preferred Stock issued pursuant to the Registration Statement from time to time will not exceed the maximum authorized number of shares of Preferred Stock under the Articles of Incorporation of Heritage, as the same may have been amended, minus that number of shares of Preferred Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time, and will be issued pursuant to the Articles of Incorporation of Heritage and a Certificate of Designations (the “Certificate of Designations”) the terms of which will be in compliance with the General Corporation Law of the State of California, and will be duly authorized by the Board of Directors of Heritage or a properly authorized committee thereof and duly executed on behalf of Heritage and filed with the Secretary of State of California;

(iv)                              any shares of Common Stock issued pursuant to the Registration Statement from time to time will not exceed the maximum authorized number of shares of Common Stock under the Articles of Incorporation of Heritage, as the same may have been amended, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time; and

(v)                                 any Warrants issued pursuant to the Registration Statement will be issued pursuant to a Warrant agreement the terms of which will be approved by the Board of Directors of Heritage and a warrant agent approved by the Board of Directors of Heritage and the number of shares of Common Stock or preferred stock, whichever is applicable, reserved for issuance upon exercise of the Warrants from time to time will not exceed the maximum number of authorized shares of Common Stock or preferred stock under the Articles of Incorporation of Heritage, as the same may be amended from time to time, minus that number of shares of Common Stock that may be issued and are outstanding, or are reserved for issuance for other purposes, at such time.

Each opinion set forth below is subject to the following general qualifications:

(a)                                  The enforceability of any obligation of Heritage under the Debt Securities or otherwise may be limited by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies (including such as may deny giving effect to waivers of debtors’ rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of Heritage under the Debt Securities or otherwise.

(b)                                 No opinion is given herein as to the availability of any equitable relief of any kind.

(c)                                  The enforcement of any rights of the holders of the Debt Securities and any Trustee may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity (whether such enforcement is considered in a proceeding at law or in equity).

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of expressing the opinions set forth in this letter. Such opinions are limited solely to (i) the internal, substantive laws of the State of California as applied by courts located in California without regard to choice of law and (ii) the General Corporation Law of the State of California as applied by courts located in California, the applicable provisions of the California Constitution and the reported judicial decisions interpreting those laws, in each case to the extent that the same may apply to or govern such transactions.

To the extent that the obligations of Heritage under any Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee thereunder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by such Indenture; that such Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under such Indenture.

Based upon the foregoing, we are of the opinion that:

1.                                       Following effectiveness of the Registration Statement and the due execution and delivery of an Indenture by Heritage and the Trustee named therein, the Debt Securities registered under the Registration Statement, when duly authorized, executed, authenticated and delivered against the full payment specified therefor in accordance with the terms of the Indenture and a definitive purchase, underwriting or similar agreement and any other necessary agreement pertaining thereto as described in the Registration Statement, will constitute binding obligations of Heritage in accordance with their terms.

2.                                       Following effectiveness of the Registration Statement, the shares of Preferred Stock registered under the Registration Statement, when duly authorized and issued against the full payment specified therefor in accordance with the terms of a definitive purchase, underwriting or similar agreement and any other necessary agreement pertaining thereto as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

3.                                       Following effectiveness of the Registration Statement, the shares of Common Stock registered under the Registration Statement, when duly authorized and issued against the full payment specified therefor in accordance with the terms of a definitive purchase, underwriting or similar agreement and any other necessary agreement pertaining thereto as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

4.                                       Following effectiveness of the Registration Statement, the Warrants registered under the Registration Statement, when duly authorized and issued against the full payment specified therefor in accordance with the terms of a definitive purchase, underwriting or similar agreement and any other necessary agreement pertaining thereto as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement and in any supplemental registration statement relating to the offering referred to in the Registration Statement that is hereafter filed pursuant to Rule 462(b) of the Commission under the Securities Act. In rendering this opinion and giving this consent, we do not admit that we are an “expert” within the meaning of Section 7 of the Securities Act and the Rules of the Commission thereunder.

Very truly yours,

/s/ Buchalter Nemer, A Professional Corporation

BUCHALTER NEMER, A PROFESSIONAL CORPORATION